UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):June 28, 2017

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GENTHERM INCORPORATED

(Exact name of registrant as specified in its charter)

___________________

Michigan	0-21810	95-4318554
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Former name or former address, if changed since last report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 28, 2017, Gentherm Incorporated (the “Company”) announced that its President and CEO, Daniel R. Coker (“Coker”), will begin managing a planned leadership transition over the next several months leading up to his retirement.  A copy of the Company’s news release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Also on June 28, 2017, the Company entered into a Retirement Agreement with Coker (the “Retirement Agreement”).  The Retirement Agreement provides that Coker will continue in his current position as President and CEO until the earlier of the following (the “Transition Date”): (1) the date his successor has been appointed by the Company’s Board of Directors (the “Board”) or (2) January 31, 2018.  The Retirement Agreement states that, at the request of the Board, Coker will provide additional transition services to the Company for up to two months after the Transition Date (the “Extension Period”).  The last day of the Extension Period or, if there is no Extension Period, then the Transition Date, is referred to as the “Retirement Date”.

In addition to his regular salary, bonus, benefits and other perquisites payable through the Retirement Date, the Retirement Agreement provides that Coker will receive the following benefits on or around the Retirement Date: (i) a cash payment of $850,000; (ii) if the Retirement Date is prior to January 1, 2018, the Company will amend the terms of the Executive Nonqualified Defined Benefit Plan Adoption Agreement, as amended, to accelerate the in-service vesting date to ensure an increase in the annual accrued benefit from $300,000 to $342,000; (iii) accelerated vesting of all restricted stock and unvested stock options held by Coker on the Retirement Date; (iv) the right to exercise stock options held by Coker at the Retirement Date, including those vested pursuant to clause (iii) above, at any time up to the stated expiration date of such stock options; (v) an additional cash payment of $500,000, subject to the sole discretion of the Compensation Committee of the Board based on Coker’s performance of his duties through the Transition Date and based on Coker’s assistance in the transition of his duties to his successor; (vi) continued participation through December 31, 2018, at Gentherm’s expense, in the Company’s health and welfare benefits pursuant to COBRA; and (vii) title to the automobile Coker currently drives.

Payment and delivery of the above benefits to Coker is conditioned upon his delivery of a general release in favor of Gentherm, it affiliates and other related parties as well as his continued service through the Retirement Date.  In addition, Coker is subject to specified non-compete, non-solicit, non-interference and non-disparagement provisions for 24 months following the Retirement Date and he is required to continue to comply with various confidentiality obligations in perpetuity.

The Board may terminate Coker’s employment at any time for any reason prior to the Retirement Date; however, in such event Coker would be entitled to receive the benefits described above unless his termination was for Cause, as defined in the Retirement Agreement.  If Coker voluntarily resigns from his employment prior to the Retirement Date, he would not be entitled to receive the benefits described above.

A copy of the Retirement Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.  The above description of the material terms of the Retirement Agreement is qualified in its entirety by reference to such exhibit.

Item 9.01	Financial Statements and Exhibits.

(d)Exhibits

Exhibit No.	Description

10.1	Retirement Agreement between Gentherm Incorporated and Daniel R. Coker dated as of June 28, 2017

99.1	Press Release dated June 28, 2017 Announcing the Retirement Plans of Daniel R. Coker

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENTHERM INCORPORATED

By:	/s/ Kenneth J. Phillips
Kenneth J. Phillips
Vice-President and General Counsel

Date:  June 28, 2017

Exhibit Index

Exhibit No.	Description

10.1	Retirement Agreement between Gentherm Incorporated and Daniel R. Coker dated as of June 28, 2017

99.1	Press Release dated June 28, 2017 Announcing the Retirement Plans of Daniel R. Coker

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